EXHIBIT 10.1

EXECUTION COPY

Dated 13 September 2016

SKY PHARM S.A.

AS BORROWER

AND

GRIGORIOS SIOKAS

AS GUARANTOR

AND

SYNTHESIS PEER-TO-PEER INCOME FUND

AS LENDER

FIRST DEED OF AMENDMENT

relating to the
Loan Agreement dated 4 August 2016

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Index

Clause		Page

1	Definitions	7
2	Amendment	7
3	advance	8
4	guarantee	8
5	Miscellaneous	8
6	Applicable law and Jurisdiction	8
EXECUTION PAGE		9

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THIS DEED OF AMENDMENT is made on the 13th day of September 2016 (the “Deed”)

PARTIES

SKY PHARM S.A. (ΦΑΡΜΑΠΟΘΗΚΗΣΚΑΪΦΑΡΜΑ.Ε.), a société anonyme duly incorporated and validly existing and operating under the laws of the Hellenic Republic, holder of General Commercial Registry (ΓΕΜΗ) No. 131417304000 and Tax Registration No. 800597686/Tax Authority FAE Thessaloniki, having its registered office at 5, Agiou Georgiou Street, 57001 Thessaloniki (the “Borrower”);

SYNTHESIS PEER-TO-PEER INCOME FUND an exempted company incorporated in the Cayman Islands with limited liability, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman, as lender (the “Lender”); and

GRIGORIOS SIOKAS, resident of Neo Risio P.O. Box 374, 57001, Thessaloniki, with Greek ID No: AH356375, issued at Litochoro, Pierias and Greek AFM: 126793707, DOY Z' Thessalonikis (the “Guarantor”).

BACKGROUND

The Lender, the Borrower and the Guarantor entered into a loan facility agreement for a facility of $1,292,769 (the “Facility Agreement”) dated 4 August 2016.

Following the execution of the Facility Agreement, in addition to the original facility amount the Lender has advanced a further sum of $240,250.65 to the Borrower which has been agreed by the Lender, Borrower and Guarantor to be treated as an increase in the maximum facility amount, subject to the terms and conditions of the Facility Agreement and guaranteed by the Guarantor as provided in the Facility Agreement.

The parties to the Facility Agreement therefore wish to amend the Facility Agreement as provided herein in order to increase the maximum loan amount.

IT IS AGREED as follows:

DEFINITIONS

Defined expressions

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

AMENDMENT

The Facility Agreement shall be amended as follows:

Clause 2.1 of the Facility Agreement shall be replaced in full as follows:

“2.

1 Subject to the terms of this Agreement, and in reliance on the representations and warranties of the Borrower and the Guarantor set out in Clause 7, the Lender agrees to make available to the Borrower the loan in one or more Advances to cover working capital requirements, as well as fees and expenses payable hereunder, in a total amount of up to $1,532,974 (one million, five hundred and thirty-two thousand, nine hundred and seventy-four US Dollars).”

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ADVANCE

The sum of $240,204.65 (two hundred and forty thousand, two hundred and four US Dollars and sixty-five US Dollar cents) advanced to the Borrower by the Lender on or about 19 August 2016 shall be deemed to constitute an Advance under the Facility Agreement and subject to the terms and conditions thereof.

GUARANTEE

The Guarantor signs this Deed as an acknowledgement of the terms set out herein and agrees that the Guarantee set out in the Facility Agreement shall extend to the increased maximum amount of the Facility as amended hereby.

MISCELLANEOUS

Severability

All the provisions of this Deed are severable and any provision of this Deed prohibited by or unlawful or unenforceable under any applicable law shall (to the extent required by such law) be ineffective without affecting or modifying the remaining provisions of this Deed but where the provisions of any such applicable law may be waived they are hereby waived to the full extent permitted by such law to the end that this Deed shall be a valid and binding document enforceable in accordance with its terms.

APPLICABLE LAW AND JURISDICTION

This Deed shall be governed by, and construed in accordance with, English law.

Subject to Clause 0, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of, or in connection with, this Deed.

Clause 0 is for the exclusive benefit of the Lender, which reserves the right:

to commence proceedings in relation to any matter which arises out of, or in connection with, this Deed in the courts of any country other than England and which have or claim jurisdiction to that matter; and

to commence such proceedings in the courts of any such country or countries to concurrently with, or in addition to, proceedings in England or without commencing proceedings in England.

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EXECUTION PAGE

IN WITNESS WHEREOF, the parties hereto, acting in their own names or through their duly authorised representatives, have caused this Deed to be signed and delivered as a deed in their respective names as of the date first above written.

EXECUTED as a DEED by SKY PHARM S.A. By Grigorios Siokas Authorised by virtue of resolution Of its Board of Directors dated 12 September 2016 Witnessed by:	) ) ) /s/ Grigorios Siokas ) )

EXECUTED as a DEED by SYNTHESIS PEER-TO-PEER INCOME FUND By Spyridon Papadopoulos Duly authorised Witnessed by:	) ) ) /s/ Spyridon Papadopoulos ) )

EXECUTED as a DEED by By Grigorios Siokas Witnessed by:	) ) /s/ Grigorios Siokas )........................................

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